EXHIBIT 99.1
Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33912 • (239) 277-6200 • Fax: (239) 277-5237
For Immediate Release

Executive Contact:
Charles J. Kleman	F. Michael Smith
Executive Vice President	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797
Chico’s FAS, Inc. Announces Management Changes
•	Chuck Nesbit Promoted to Chief Operating Officer

•	Jim Frain Schedules 2006 Departure — Transition Plan Established

•	Real Estate and Construction to Report to Mori MacKenzie

•	Michael Elleman Hired as Senior Vice President — Real Estate to succeed James West
     Fort Myers, FL - August 1, 2005 - Chico’s FAS, Inc. (NYSE: CHS) today announced several key management appointments and changes.
     Charles L. Nesbit, Jr., 50, has been appointed by the Board of Directors as the Company’s Chief Operating Officer, expanding on his current duties. In this expanded role, Mr. Nesbit, who will now hold the position of Executive Vice President — Chief Operating Officer, will oversee Company operations, with special focus on logistics and supply chain functions, outlet store operations, the Soma intimate apparel initiative, strategic planning, and business development. Charles J. Kleman, who has maintained the dual role of Chief Financial Officer and Chief Operating Officer since November 2003, will refocus his entire energies on his position as Chief Financial Officer and allow Mr. Nesbit to bring to bear the benefit of his years of experience overseeing business operations.
     Mr. Nesbit joined the Company in August 2004. Most recently, Mr. Nesbit has served as Executive Vice President — Operations, having been promoted from Senior Vice President — Strategic Planning and Business Development in April 2005. Prior to joining Chico’s, Mr. Nesbit spent twenty years at the Sara Lee Corporation. Most recently he served as a Corporate Vice President and Chief Supply Chain Officer for Sara Lee’s U.S. and Canada apparel operations. From 1999 to 2003 he served as President & CEO of Sara Lee Intimate Apparel, the largest intimate apparel company in the United States and Canada, and from 1996 to 1999 he served as President & CEO of the Bali Company. Prior to 1996 he held a number of senior marketing and general management roles, contributing to the rapid growth and development of major apparel brands including Hanes, Playtex, Bali, Wonderbra, and Just My Size.
     Separately, the Company announced that James P. Frain, 56, Executive Vice President — Chief Marketing Officer, has advised the Company he will be winding down his career with the Company over the next seven to twelve months. Mr. Frain has agreed that he will remain in his current role until February 28, 2006 and will be prepared to work closely with the Company in helping to identify his successor. After February 2006, in order to further assist in the transition, Mr. Frain intends to continue to serve the Company in a consulting capacity for a period of up to an additional six months. Mr. Frain has been employed by the Company since June 1999 and has been instrumental in the success of the Company’s key marketing initiatives.
     The Company will promptly commence an independent search for a new Senior Marketing Officer to take over the lead of the existing diverse and talented marketing team that has been put in place at Chico’s over the last several years. To help ensure a smooth transition, Mr. Nesbit and Mr. Kleman will be coordinating the search efforts and will be working closely with Mr. Frain in the continuing oversight of the marketing initiatives.
     Scott A. Edmonds, President and Chief Executive Officer of Chico’s FAS, Inc., commented, “I am delighted to see Chuck Nesbit assume this expanded leadership role. Chuck had a distinguished brand building career at Sara Lee, making him a logical choice to direct our operations. We also expect to rely on his expertise and experience as we conduct our search for a senior marketing officer and as we partner with Jim during Jim’s transition from the Company. In addition, Chuck’s new responsibilities in the Soma and sourcing initiatives will allow him to more directly apply his knowledge of intimate apparel to Soma, with the hope of more rapidly developing this exciting brand. We also expect to take advantage of his long-term leadership for our supply chain and logistics initiatives. We certainly appreciate Jim’s many contributions to the organization’s success, and Chico’s will continue to benefit from the initiatives that he developed and fine-tuned and from the strong and talented marketing team he has been able to put together. I am confident that with the seven month lead time that Jim has given us, combined with Chuck’s involvement during the transition, the Chico’s marketing organization will maintain its momentum as we search for and transition to a new marketing executive with the appropriate and desired qualifications. The strength of Chico’s as a company is continually demonstrated by the depth and talent of our leadership team.”
     The Company also announced two other management changes.
     Mori MacKenzie, 55, Executive Vice President — Chief Stores Officer, will now have Real Estate and Store Construction reporting to her, in addition to Store Operations. Ms. MacKenzie has been, and will continue to be, responsible for oversight management of store and field operations, hiring, and training. Ms. MacKenzie joined the Company in 1995 as Director of Stores. From 1999 to 2001, she served as Vice President — Stores. In October 2001, Ms. MacKenzie was promoted to Senior Vice President — Stores, and in February 2004, Ms. MacKenzie was promoted to Executive Vice President — Chief Stores Officer.
     Michael K. Elleman, 47, has joined the Company as Senior Vice President — Real Estate effective July 18, 2005. Mr. Elleman comes to Chico’s after serving as Senior Vice President, Real Estate and Construction for Charlotte Russe. Mr. Elleman is a seasoned real estate professional with over twenty years of retail and property development experience with organizations including Limited Brands, Gymboree, Corporate Property Investors, and The Oxford Group. Mr. Elleman will report directly to Mori MacKenzie, Executive Vice President and Chief Stores Officer, and will oversee site selection and leasing for all brands. Mr. Elleman succeeds James West, Senior Vice President — Real Estate. Mr. West, who has been with Chico’s since March 1999, has advised the Company that he will be leaving his full time position with Chico’s effective August 31, 2005. After that date, Mr. West has agreed that he will remain with the Company until at least February 2006, but in a more limited and reduced hours capacity, holding the title of Vice President — Real Estate, to provide guidance and direction related to the Company’s new corporate headquarters initiative and other special real estate related projects that may be identified from time to time.
     Commenting on these additional changes, Mr. Edmonds stated, “The tremendous growth of our Company continues to provide opportunities for superior executive talent. Mori MacKenzie is a perfect example of that talent. Over the past 10 years, her demonstrated leadership has been invaluable to the Company. Mori’s expanded role allows her to share her extensive knowledge of our stores’ organization directly with Mike Elleman and his real estate team. Mike is a wonderful addition to the management team and I’m confident he will take our already superb real estate organization to a new level. “
     Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 708 women’s specialty stores, including stores in 47 states, the District of Columbia, the Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market and Soma by Chico’s names. The Company owns 474 Chico’s front-line stores, 27 Chico’s outlet stores, 180 White House | Black Market front-line stores, 5 White House | Black Market outlet stores and 10 Soma by Chico’s stores; franchisees own and operate 12 Chico’s stores.
     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
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